                                                                 Exhibit 10.40


                                                                EXECUTION COPY

        AMENDMENT NO. 9, dated as of May 23, 1997 ("Amendment No. 9") to CREDIT AGREEMENT dated as of February 10, 1993 (as amended through the date hereof, the "Credit Agreement") among DI GIORGIO CORPORATION, as Borrower, the financial institutions parties thereto as LENDERS, BT COMMERCIAL CORPORATION, as Agent for the Lenders, and BANKERS TRUST COMPANY, as Issuing Bank. Terms which are capitalized herein and not otherwise defined shall have the meanings given to such terms in the Credit Agreement.

        WHEREAS, the Borrower has requested that the Lenders, among other things, extend the Expiration Date and modify various terms and provisions of the Credit Agreement; and

        WHEREAS, the Lenders have agreed to the foregoing on the terms and subject to the fulfillment of the conditions set forth in this Amendment No. 9;

        NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lenders hereby agree as follows:

        SECTION ONE. AMENDMENT. Upon the fulfillment of the conditions precedent set forth in Section Three hereof, effective as of May 23, 1997 the Credit Agreement is hereby amended as follows:

        (a) Section 1.1 of the Credit Agreement is amended by deleting the definition of the term "Applicable Margin" in its entirety and by substituting the following in lieu thereof:

        "Applicable Margin" shall mean 2.25% in the case of Eurodollar
         Rate Loans and .75% in the case of Prime Rate Loans; provided, however, that if the ratio of EBITDA to Interest Expense as at the last day of any period consisting of four consecutive fiscal quarters, based on the financial statements as and for such period, delivered pursuant to subsection 7.1(a) and (b) hereof and as certified pursuant to a certificate executed and delivered by the chief financial officer of the Borrower setting forth in reasonable detail the calculation of such ratio for such period (the "Interest Coverage Certificate", which, for purposes hereof, may be combined with the compliance certificate in the form of Exhibit C) shall be equal to or greater than 2.5 to 1.0, then for the period from the fifth day after such financial statements and Interest Coverage Certificate are delivered to the Agent and the Lenders until the fifth day after an Interest Coverage Certificate (together with the related financial statements) are delivered to the Agent and the Lenders, certifying that the ratio of EBITDA to Interest Expense for the immediately preceding period consisting of four consecutive fiscal quarters is less than 2.5 to 1.0, so long as no Event of Default shall have occurred and then be continuing, the Applicable Margin shall mean 2.00% in the case of Eurodollar Rate Loans and 0.50% in the case of Prime Rate Loans, provided further, that if the financial statements and Interest Coverage Certificate for any fiscal quarter are not delivered on or before the date delivery is required pursuant to subsections 7.1(a) and (b) then, during the period from the date which is five days after such date of required delivery until five days after such financial statements and Interest Coverage Certificate are delivered to the Agent and the Lenders, the Applicable Margin shall mean 2.25% in the case of Eurodollar Rate Loans and .75% in the case of Prime Rate
        Loans."

        (b) Section 1.1 of the Credit Agreement is amended by deleting the definition of "Expiration Date" in its entirety and by substituting the following in lieu thereof:

        "Expiration Date shall mean June 30, 2000."

        (c) Section 5.6 of the Credit Agreement is amended in its entirety to read as follows:

        "5.6 Unused Line Fee. At the end of each month the Borrower shall pay to the Agent for the ratable benefit of each of the Lenders a non-refundable fee (the "Unused Line Fee") on the unused portion of such Lender's Revolving Credit Commitment, which fee shall equal (i) for the period from the Closing Date until May 22, 1997, one-half of one percent (.50%) per annum and (ii) for the period from May 23, 1997 until the Expiration Date, three-eighths of one percent (.375%) per annum. The Unused Line Fee shall accrue from the Closing Date until the Expiration Date and shall be due and payable monthly and on the Expiration Date".

        (d) Section 5.7 (a) of the Credit Agreement is amended in its entirety to read as follows:

        "5.7 Letter of Credit Fee. (a) The Agent, for the ratable benefit of the Lenders, shall be entitled to charge to the account of the Borrower (i) on the first business day of each month, a fee (the "Letter of Credit Fee"), in an amount equal to (A) one and three-quarters percent (1.75%) per annum of the daily average amount of outstanding documentary Letter of Credit Obligations during the immediately preceding month and (B) two percent (2.00%) per annum of the daily average amount of outstanding standby Letter of Credit Obligations during the immediately preceding month; provided, however that if the ratio of EBITDA to Interest Expense as at the last day of any period consisting of four consecutive fiscal quarters, based on the financial statements as and for such period, delivered pursuant to subsection 7.1(a) and (b) hereof and as certified pursuant to an Interest Coverage Certificate shall be equal to or greater than 2.5 to 1.0, then for the period (the "referenced period") from the fifth day after such financial statements and Interest Coverage Certificate are delivered to the Agent and the Lenders until the fifth day after an Interest Coverage Certificate (together with the related financial statements) are delivered to the Agent and the Lenders, certifying that the ratio of EBITDA to Interest Expense for the immediately preceding period consisting of four consecutive fiscal quarters is less than 2.5 to 1.0 so long as no Event of Default shall be incurred and then be continuing, the Letter of Credit Fee for standby Letter of Credit Obligations shall equal one and three-quarters percent (1.75%) per annum (calculated as hereinabove provided) with respect to each month (or portion thereof) occurring during the referenced period, provided, further, that if the financial statements and Interest Coverage Certificate for any fiscal quarter are not delivered on or before the date delivery is required pursuant to subsections 7.1(a) and
        (b) then, during the period (the "alternate referenced period") from the date which is five days after such date of required delivery until five days after such financial statements and Interest Coverage Certificate are delivered to the Agent and the Lenders, the Letter of Credit Fee for standby Letter of Credit Obligations shall equal two percent (2%) per annum (calculated as hereinabove provided) with respect to each month (or portion thereof) occurring during the alternate referenced period, and (ii) as and when incurred by the Agent or any Lender, any charges, fees, costs and expenses charged to the Agent or any Lender for the Borrower's account by any Issuing Bank (other than any fees charged to the Agent or any Lender which would be duplicative of the Letter of Credit Fee paid to the Agent for the benefit of the Lenders)(the "Issuing Bank Fees") in connection with the issuance of any Letters of Credit by the Issuing Bank. Each determination by the Agent of Letter of Credit Fees hereunder shall be conclusive and binding for all purposes, absent manifest error."

          (e) Section 7.1(c) of the Credit Agreement is amended to read in its entirety as follows:

          "(c) Monthly Financial Statements: as soon as available and in any event within thirty (30) days after the end of each of the fiscal months of January, February, April, May, July, August, October and November, within forty-five (45) days after the end of each of the fiscal months of March, June and September, and within ninety (90) days after the end of the fiscal month of December, a consolidated balance sheet for the Borrower as at the end of such fiscal month and for the fiscal year to date and statements of operations (on a divisional basis, consistent with the Borrower's historical practices), and cash flows for such fiscal month and for the fiscal year to date, together with a comparison to the consolidated balance sheet and statements of operations for the same periods in the prior fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief executive officer or chief financial officer of the Borrower as having been prepared in accordance with GAAP;"

          (f) Section 7.1(d) of the Credit Agreement is amended to read in its entirety as follows:

          "(d) Budgets: Not later than sixty (60) days after the end of each fiscal year, the Budget for the following fiscal year and for each subsequent fiscal year through and including the fiscal year in which the Expiration Date occurs;"

          (g) Section 7.1(e) of the Credit Agreement is amended to read in its entirety as follows:

          "(e) Borrowing Base Certificates: upon request by the Agent at any time, and in any event no later than 5:00 p.m. on Monday of each week (or such other day as the Agent may specify in such request), a borrowing base certificate (the "Borrowing Base Certificate") in substantially the form of Exhibit D, duly completed, detailing the Borrower's Eligible Accounts Receivable and Eligible

                Inventory as of the close of business on the previous Thursday, certified by the Borrower's chief financial officer or treasurer and subject only to adjustment upon completion of the normal year end audit of physical inventory; provided, however, that during the period commencing on the date, if any, that Unused Availability shall be less than $10,000,000, and ending on the date, if any, that Unused Availability shall equal or exceed $10,000,000, the Agent may request and in such event the Borrower shall provide to the Agent, Borrowing Base Certificates twice each week, on Tuesday with respect to the Borrower's Eligible Accounts Receivable and Eligible Inventory as of the close of business on the previous Thursday, and on Thursday, with respect to the Borrower's Eligible Accounts Receivable and Eligible Inventory as of the close of business on the previous Tuesday. In addition, each Borrowing Base Certificate provided hereunder shall have attached to it such additional schedules and/or other information as the Agent may reasonably request;"

                (h) Section 7.1(g) of the Credit Agreement is amended to read in its entirety as follows:

                "(g) Customer Notes: Promptly upon request from the Agent, a schedule prepared and certified by the Borrower's chief financial officer or treasurer with respect to the Borrower's Customer Notes indicating the principal amount and final maturity date of all such Customer Notes outstanding as of the end of the previous fiscal quarter, listed according to the obligors thereof;"

                (i) Section 8.1 of the Credit Agreement is amended by (i) deleting subsections (r) and (s) thereof in their entirety, (ii) substituting the following in lieu thereof and (iii) adding subsections (t) through (dd) thereto, so that subsection (r) through (dd), together with the introductory portion of Section 8.1, shall read as follows:

                "8.1 Net Worth. The Borrower shall not at any time during any period set forth below permit its Net Worth to be less than the amount set forth below opposite such period, provided that solely for purposes of calculating such Net Worth: (a) the amount of all net losses of the Borrower, on a consolidated basis, arising from the sale, transfer or other disposition permitted hereunder of any fixed assets (such as plant, property, equipment, land or other similar capital assets, including the Farmingdale Lease), up to an aggregate amount of $5,000,000 of such net losses, shall be excluded from such calculation; and (b) the cumulative amount of all dividends which have been paid in cash after the Closing Date as permitted under Section 8.10(a)(iv) hereof as of the date of determination of Net Worth shall be added to Net Worth, and provided further that solely for purposes of calculating Net Income pursuant to this Section 8.1, Net Income of a negative amount shall be deemed to be an amount equal to zero (0).


                             PERIOD                         AMOUNT
                             ------                         ------
                (r) last day of fiscal March,           $39,000,000
                1997 through second-to-last
                day of fiscal June, 1997

                (s) last day of fiscal June,            $39,000,000 plus
                1997 through second-to-last             seventy-five percent
                day of fiscal September,                (75%) of the Net Income
                1997                                    for the preceding fiscal
                                                        quarter

                (t) last day of fiscal                  $39,000,000 plus
                September, 1997 through                 seventy-five (75%) of the
                second-to-last day of fiscal            Net Income for the two
                December, 1997                          preceding fiscal quarters

                (u) last day of fiscal                  $39,000,000 plus
                December, 1997 through                  seventy-five percent
                second-to-last day of fiscal            (75%) of the Net Income
                March, 1998                             for three preceding fiscal
                                                        quarters

                (v) last day of fiscal March,           $39,000,000 plus
                1998 through second-to-last             seventy-five percent
                day of fiscal June, 1998                (75%) of the Net Income
                                                        for the four preceding
                                                        fiscal quarters

                (w) last day of fiscal June,            $39,000,000 plus
                1998 through second-to-last             seventy-five percent
                day of fiscal September,                (75%) of the Net Income
                1998                                    for the five preceding
                                                        fiscal quarters

                (x) last day of fiscal                  $39,000,000 plus
                September, 1998 through                 seventy-five percent
                second-to-last day of fiscal            (75%) of the Net Income
                December, 1998                          for the six preceding
                                                        fiscal quarters


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

                             PERIOD                         AMOUNT
                             ------                         ------
                (y) last day of fiscal                  $39,000,000 plus
                December, 1998 through                  seventy-five percent
                second-to-last day of fiscal            (75%) of the Net Income
                March, 1999                             for the seven preceding
                                                        fiscal quarters

                (z) last day of fiscal March,           $39,000,000 plus
                1999 through second-to-last             seventy-five percent
                day of fiscal June, 1999                (75%) of the Net Income
                                                        for the eight preceding
                                                        fiscal quarters

                (aa) last day of fiscal June,           $39,000,000 plus
                1999 through second-to-last             seventy-five (75%) of the
                day of fiscal September,                Net Income for the nine
                1999                                    preceding fiscal quarters

                (bb) last day of fiscal                 $39,000,000 plus
                September, 1999 through                 seventy-five (75%) of the
                second-to-last day of fiscal            Net Income for the ten
                December, 1999                          preceding fiscal quarters

                (cc) last day of fiscal                 $39,000,000 plus
                December, 1999 through                  seventy-five (75%) of the
                second-to-last day of fiscal            Net Income for the
                March, 2000                             eleven preceding fiscal
                                                        quarters

                (dd) last day of fiscal March,          $39,000,000 plus
                2000 through the Expiration             seventy-five percent
                Date                                    (75%) of the Net Income
                                                        for the twelve preceding
                                                        fiscal quarters."


        (j) Section 8.2 of the Credit Agreement is amended by deleting subsection (r) thereof and by adding subsections (r) through (u) thereof, so that such subsections (s) through (u), together with the introductory portion of Section 8.2, shall read as follows:

                "8.2 Interest Coverage Ratio. The Borrower shall not permit its ratio of EBITDA to Interest Expense as of the end of each of the following periods to be less than the ratio set forth below opposite each such period in the applicable column:

                                                        Minimum
                                                        Interest
                                                        Coverage
                Period                                  Ratio
                ----------------------------------------------------
                (r) the fiscal quarter ending in        1.85 to 1.00
                June, 1997, together with the three
                preceding fiscal quarters

                (s) the fiscal quarter ending in        1.85 to 1.00
                September, 1997, together with the
                three preceding fiscal quarters

                (t) the fiscal quarter ending in        1.85 to 1.00
                December, 1997, together with the
                three preceding fiscal quarters

                (u) the fiscal quarter ending in        2.00 to 1.00"
                March, 1998, and each fiscal quarter
                thereafter, in each case together
                with the three preceding fiscal
                quarters

                (k) Section 8.3 of the Credit Agreement is amended by deleting such Section in its entirety and by substituting the bracketed phrase "[intentionally deleted]" in lieu of the text of such Section.

                (l) Section 8.8 of the Credit Agreement is amended by deleting such Section in its entirety and by substituting the following in lieu thereof:

                "8.8 No Corporate Changes. The Borrower will not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, merge, consolidate or otherwise alter or modify the Borrower's or any Restricted Subsidiary's structure, status or existence, provided, however, that any Restricted Subsidiary may be merged or consolidated with or into the Borrower (so long as the Borrower shall be the continuing or surviving corporation) or any one of the other Restricted Subsidiaries, and provided further that the Farmingdale Subsidiary may not be merged or consolidated with or into the Borrower. The Borrower will not directly or indirectly enter into or engage in any operation or activity that is unrelated to the warehousing, trucking and distribution of food and related unrelated to the warehousing, trucking and distribution of food and related products. The Borrower shall give the Agent at least ten (10) Business Days prior written notice of any operation or activity which any Subsidiary shall enter into or engage in if such operation or activity is unrelated to the warehousing, trucking or distribution of food and related products. Unless the Borrower shall have given the Agent at least ten (10) Business Days prior written notice of any of the following changes, but only to the extent any such change may adversely affect the Agent's or the Lenders' rights and remedies hereunder, the Borrower will not, and shall not, permit any of the Restricted Subsidiaries to, directly or indirectly, alter or modify the Borrower's or any Restricted Subsidiary's Articles or Certificate of Incorporation, corporate names, mailing addresses, or principal places of business."


        (m) Section 8.10(b) of the Credit Agreement is amended in its entirety to read as follows:

        "(b) make any optional payment or prepayment on or redemption (including, without limitation, by making payments to a sinking or analogous fund) or repurchase of any Indebtedness (other than Indebtedness pursuant to this Credit Agreement), including, without limitation, the Senior Notes; provided that (i) the Borrower may refinance Indebtedness permitted to be incurred under Section 8.5(e);
        (ii) the Borrower may make mandatory redemptions of the Senior Notes with the net proceeds of certain Asset Sales (as defined in the Senior
        Note Indenture), and (iii) any Subsidiary may make payments on account of Indebtedness owing by it to the Borrower or to any other Subsidiary, and provided further that the Borrower may prepay, purchase or repurchase the Indebtedness in respect of the Senior Notes at any time after the first anniversary of the Closing Date, so long as (A) no Default or Event of Default has occurred and is continuing or would result therefrom and (B) after giving effect to any such proposed prepayment, purchase or repurchase, there shall be an aggregate amount of Unused Availability of at least $15,000,000, provided further that in determining Unused Availability for the purpose of this Section 8.10(b), the Borrower shall certify to the Agent and the Lenders that its trade payables have been paid in a manner consistent with the Borrower's historical practices."

        (n) Section 8.11(k)(ii) of the Credit Agreement is amended in its entirety to read as follows:

        "(ii) advances or loans made in the ordinary course of the Borrower's business to its other Subsidiaries, provided that (A) the aggregate principal amount of such loans and advances to such other Subsidiaries outstanding at any one time does not exceed in the case of this clause (ii) the sum of $500,000 and (B) after giving effect to any such advance or loan, the Borrower shall have Unused Availability of at least $15,000,000."

        (o) Section 11.5 of the Credit Agreement is amended by deleting the first sentence thereof and by substituting the following in lieu thereof:

        "11.5 Notices. Except as otherwise provided herein, all notices and correspondences hereunder shall be in writing and sent by certified or registered mail, return receipt requested, or by overnight delivery service, with all charges prepaid, if to or by overnight delivery service, with all charges prepaid, if to the Agent, or any of the Lenders, then to BT Commercial Corporation, 14 Wall Street, New York, NY 10005, Attention: Frederic Thomas, if to the Issuing Bank, then to Bankers Trust Company, 1 BT Plaza, 130 Liberty Street, New York, New York 10006, Attention: Jack Kurzer, and if to the Borrower, then to (i) Borrower at 380 Middlesex Avenue, Carteret, New Jersey 07008, Attention:
        Richard Neff, or by facsimile transmission, promptly confirmed in writing sent by first class mail, of the Agent, or any of the Lenders, at (212) 618-2640, and if to the Borrower at (908) 541-3730."

        (p) Schedule B to the Credit Agreement is deleted in its entirety and Schedule B hereto is substituted in lieu thereof.

        SECTION TWO. REPRESENTATIONS AND WARRANTIES. To induce the Lenders to enter into this Amendment No. 9, the Borrower warrants and represents to the Lenders as follows:

        (a) the recitals contained in this Amendment No. 9 are true and correct in all respects;

        (b) after giving effect to this Amendment No. 9, all of the representations and warranties contained in the Credit Agreement and each other Credit Document to which the Borrower is a party continue to be true and correct in all material respects as of the date hereof, as if repeated as of the date hereof, except for such representations and warranties which, by their terms, are only made as of a previous date;

        (c) the execution, delivery and performance of this Amendment No. 9 by the Borrower is within its corporate powers, has been duly authorized by all necessary corporate action, the Borrower has received all necessary consents to and approvals for the execution, delivery and performance of this Amendment No. 9 (if any shall be required) and this Amendment No. 9 does not and will not contravene or conflict with any provision of law or of the charter or by-laws of the Borrower or with the terms or provisions of any other document or agreement to which the Borrower is a party or by which the Borrower or its property may be bound; and

        (d) upon its execution, this Amendment No. 9 shall be a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

        SECTION THREE. CONDITIONS PRECEDENT. This Amendment No. 9 shall become effective upon the date that the last of the following events shall have occurred:

        (a) the Agent shall have received a fully executed counterpart of this Amendment No. 9;

        (b) no Default shall have occurred and be continuing which constitutes an Event of Default or would constitute an Event of Default upon the giving of notice or lapse of time or both, and no event or development which has had or is reasonably likely to have a Material Adverse Effect shall have occurred, in each case since the date of delivery to the Agent and the Lenders of the Borrower's most recent financial statement, and the Agent and the Lenders shall have received a certificate from the Borrower, executed by its Chief Financial Officer, as to the truth and accuracy of this paragraph (b);

        (c) the Borrower shall have paid in cash to the Agent, for the ratable benefit of each of the Lenders, a non-refundable fee in the amount of $300,000;

        (d) the Borrower shall have delivered to the Agent a copy of the corporate resolutions of the Borrower's Board of Directors authorizing the execution, delivery and performance of this Amendment No. 9 by the Borrower; and

        (e) the Agent and the Lenders shall have received such additional documents to further effectuate the purpose of this Amendment No. 9 as any of them or their respective counsel may reasonably request.

        SECTION FOUR.  GENERAL PROVISIONS.

        (a) Except as herein expressly amended, the Credit Agreement and all other agreements, documents, instruments and certificates executed in connection therewith are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

        (b) All references to the Credit Agreement shall mean the Credit Agreement as amended as of the effective date hereof, and as amended hereby and as hereafter amended, supplemented and modified from time to time.

     (c) This Amendment No. 9 may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all which shall constitute one and the same agreement.

     (d) This Amendment No. 9 shall be governed by, construed and interpreted in accordance with the internal laws of the State of New York, without regard to the conflicts of law principles thereof.

     IN WITNESS WHEREOF, each of the Borrower, the Lenders, the Issuing Bank and the Agent has signed below to indicate its agreement with the foregoing and its intent to be bound thereby.


                                       DI GIORGIO CORPORATION

                                       By: /s/ Robert A. Zorn
                                           --------------------------------
                                       Name:  Robert A. Zorn
                                       Title: Senior Vice President and
                                                Treasurer


                                       BT COMMERCIAL CORPORATION, as
                                         Agent and as a Lender

                                       By: /s/ Frederic W. Thomas, Jr.
                                           --------------------------------
                                       Name:  Frederic W. Thomas, Jr.
                                       Title: Vice President


                                       LASALLE NATIONAL BANK, as a Lender

                                       By: /s/ Christopher G. Clifford
                                           --------------------------------
                                       Name:  Christopher G. Clifford
                                       Title: Senior Vice President


                                       IBJ SCHRODER BANK & TRUST COMPANY,
                                         as a Lender

                                       By: /s/ Wing C. Louie
                                           --------------------------------
                                       Name:  Wing C. Louie
                                       Title: Vice President

                        CONGRESS FINANCIAL
                        CORPORATION, as a Lender


                        By: /s/ Josephine Norris
                            ----------------------------
                        Name: Josephine Norris
                        Title:  Vice President


                        PNC BANK, as a Lender

                        By: /s/ Michael Richards
                           -----------------------------
                        Name: Michael Richards
                        Title: Vice President


                        GIBRALTAR CORPORATION, as a Lender

                        By: /s/ Peter J. Hollitscher
                           ------------------------------
                        Name: Peter J. Hollitscher
                        Title: Vice President


                        BANKERS TRUST COMPANY, as Issuing
                        Bank

                        By: /s/ Frederic W. Thomas Jr.
                           -------------------------------
                        Name: Frederic W. Thomas Jr.
                        Title: Vice President